SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                JANUARY 11, 2001




                           ALEXANDER & BALDWIN, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



        HAWAII                    0-565                  99-0032630
    ---------------             ------------          ------------------
    (STATE OR OTHER             (COMMISSION             (I.R.S. EMPLOYER
    JURISDICTION OF             FILE NUMBER)          IDENTIFICATION NO.)
     INCORPORATION)



                       822 BISHOP STREET, P. O. BOX 3440
                            HONOLULU, HAWAII 96801
              ----------------------------------------------------
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE AND ZIP CODE)



                                 (808) 525-6611
              ----------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 5.  Other Events and Regulation FD Disclosure
--------------------------------------------------

     On January 11, 2001, Matson Navigation Company, Inc. ("Matson"), a wholly owned subsidiary of Alexander & Baldwin, Inc., concluded a settlement with U.S. Attorneys for the Central District of California, the Northern District of California, and the Western District of Washington which arose out of an investigation commenced in 1999 by the U.S. Attorney for the Central District of California. Matson entered into a plea agreement that resolves for Matson findings that between August 1996 and April 1998 certain crew members on a Matson ship falsely stated in an engine room log book that oil-water separating equipment was in operation while bilge water was being discharged overboard and presented the log book containing false entries to the U.S. Coast Guard on six separate occasions during inspections. Pursuant to the plea agreement, Matson will pay fines totaling $3 million. The settlement, which will be reflected in the consolidated financial statements of Alexander & Baldwin, Inc. for the fiscal year ended December 31, 2000, will not have a material effect on earnings.

                                   SIGNATURES
                                   ----------


      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 11, 2001


                              ALEXANDER & BALDWIN, INC.



                              By /s/ James S. Andrasick
                                 ----------------------
                                 James S. Andrasick
                                 Senior Vice President,
                                 Chief Financial Officer
                                 and Treasurer